UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 17, 2005, Quantum Corporation (the “Company”) approved a plan to close its facility in Dundalk, Ireland, as part of a strategic initiative to outsource European repair operations to better align them with the Company’s business needs and to reduce the Company's cost structure.  These actions will eventually result in the elimination of all employee positions in Dundalk.  They will proceed in phases and are expected to be completed by the second half of calendar year 2006.  The Company’s preliminary estimate of the costs associated with these actions consists of approximately $8 - $9 million in one-time termination benefits that will be incurred in fiscal Q2 2006. Substantially all of these costs will result in future cash expenditures.

Other costs associated with the closure of the facility may include non-cash charges such inventory charges.  These charges cannot be estimated at this time, and are expected to be taken through the second half of calendar year 2006 as incurred.

.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    August 23, 2005